<SEQUENCE>6
<FILENAME>y032004scbacmchldinglp99w05.txt

                                                             Page 47 of 61 Pages

                                                                       Exhibit 5

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                         AXA COURTAGE ASSURANCE MUTUELLE



         The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of AXA Courtage Assurance Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Courtage Assurance Mutuelle at 26, rue Louis-le-Grand, 75002 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Courtage Assurance Mutuelle and each individual is a citizen of the Republic of France.


Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA;
                                Chairman and CEO, Finaxa

*  Henri de Castries            Chairman; Chairman of the Management Board, AXA;
   AXA                          Vice Chairman of the Board of Directors, Finaxa;
   25, avenue Matignon          Chairman of the Board, AXA Financial, Inc.
   75008 PARIS

*  Jean-Pierre Chaffin          Chairman; Chairman, AXA Assurances Vie Mutuelle
   Representing ASSSE
   Federation de la
   Metallurgie CFE-CGC
   5, rue La Bruyere
   75009 PARIS

*  Francis Cordier              Retired

*  Gerard Coutelle              Retired

                                                             Page 48 of 61 Pages


Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   Jean-Laurent Granier         Vice-Chief Executive Officer; Vice-CEO,
                                Mutuelles AXA

*  Henri Lachmann               Vice Chairman; Chairman and Chief Executive
   SCHNEIDER Electric           Officer, Schneider Electric (electric equipment)
   64-70, Av. Jean-Baptiste
   Clement
   92646 BOULOGNE CEDEX

*  Octave Manset                Communications Manager, BMW France (auto
                                manufacturer)


*  Alain de Marcellus




   Gaelle Olivier               Secretary; Secretary, Mutuelles AXA




   Jacques de Peretti           Vice-Chief Executive Officer; Vice-CEO,
                                Mutuelles AXA


   Francois Pierson             Chief Executive Officer; Member of the
   Tour AXA                     Management Board and Executive Officer, AXA;
   1, place des Saisons         Chairman, CEO, AXA France Assurance; CEO,
   92083 PARIS LA DEFENSE       Mutuelles AXA; Executive Officer, AXA Conseil
                                I.A.R.D.

*  Olivier Riche


*  Georges Rousseau             Retired

*  Pierre de Waziers            General Manager, Societe Gramond (business
   Societe Gramont              consulting)
   25 rue Sainte Lucie
   75018 Paris, FRANCE

----------
*    Member, Conseil d'Administration





                                       48